AMENDMENT to NOTES

TO

CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to the Convertible Promissory Notes (this "Amendment") is executed as of February 18, 2015 by CROSS CLICK MEDIA, INC. f/k/a Co-Signer, Inc., a Nevada corporation (the “Maker”); and KBM WORLDWIDE, INC., a New York corporation, or its assigns ("Holder") to amend the Convertible Promissory Notes dated June 5, 2014, June 25, 2014, September 24, 2014, and December 4, 2014, among those parties (the "Notes").

The Maker and the Holder desire to amend the Notes and further agree as follows:

1.                       Capitalized Terms. Except as expressly provided in this Amendment, all capitalized terms used in this Amendment have meanings ascribed to them in the Notes and those definitions are incorporated by reference into the Notes.

2.                       Section 1.1 of the Notes shall be deleted and the following shall be substituted therefor:

“Conversion Rights”.

The Holder shall have the right from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in Article III) pursuant to Section 1.6(a) or Article III, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof.

3.                       Counterparts and Electronic Means. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the day and year first written above.

4.                       Third Parties. Except as specifically set forth or referred to herein, nothing herein express of implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any claims, rights, remedies under or by reason of this Amendment.

5.                       Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State and the federal laws of the United States of America, without regard to the conflict of laws rules thereof.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

CROSS CLICK MEDIA, INC. f/k/a Co-Signer, Inc.

By: /s /Gary R. Gottlieb
Gary R. Gottlieb
Secreatry

KBM WORLDWIDE, INC.

By: /s/ Seth Kramer
Seth Kramer
Title: President
111 Great Neck Road, Suite 216
Great Neck, NY 11021

2